UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2012

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 15, 2012, Cisco Systems, Inc. (“Cisco”) announced its intent to acquire NDS Group Limited (“NDS”). NDS is a leading provider of video software and content security solutions that enable service providers and media companies to securely deliver and monetize new video entertainment experiences.

Under the terms of the agreement, Cisco will pay approximately $5 billion, including the assumption of debt and retention-based incentives, to acquire all of the business and operations of NDS. The acquisition has been approved by the boards of directors of both companies.

The acquisition is expected to close during the second half of calendar year 2012, subject to customary closing conditions, including regulatory review in the United States and elsewhere. The net impact to Cisco is expected to be accretive to EPS in the first full year on a non-GAAP basis.

On March 15, 2012, Cisco and NDS issued a press release relating to the transaction. A copy of the press release is attached hereto as Exhibit 99.1.

This filing may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the expected benefits of the acquisition to Cisco and its customers, the expected financial performance of Cisco (including projections) following completion of the acquisition, the timeframe during which the acquisition is expected to close, and plans regarding NDS personnel. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including, among other things, obtaining regulatory approval of the acquisition, the potential impact on the business of NDS due to the uncertainty about the acquisition, the retention of employees of NDS and the ability of Cisco to successfully integrate NDS and to achieve expected benefits, business and economic conditions and growth trends in the networking industry, customer markets and various geographic regions, global economic conditions and uncertainties in the geopolitical environment and other risk factors set forth in Cisco’s most recent reports on Form 10-K and 10-Q filed on September 14, 2011 and February 21, 2012, respectively. Any forward-looking statements in this release are based on limited information currently available to Cisco, which is subject to change, and Cisco will not necessarily update the information.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Cisco Systems, Inc. and NDS Group Limited, dated March 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: March 15, 2012	By:	/s/ Frank A. Calderoni
	Name:	Frank A. Calderoni
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Cisco Systems, Inc. and NDS Group Limited, dated March 15, 2012.